UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2007

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)
Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin		54304
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 24, 2007, Associated Banc-Corp declared and announced its first quarter 2007 dividend.

Associated also announced its Board of Directors authorized the repurchase of up to 5 percent of Associated’s outstanding shares, or approximately 6.4 million shares. Prior to this new authorization, the company had approximately 1.37 million shares remaining under a previous authorization.

A copy of the Company’s news release relating to the dividend and repurchase of outstanding shares is being filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 News Release dated January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: January 24, 2007	By: /s/ Brian R. Bodager
Brian R. Bodager
Chief Administrative Officer,
General Counsel & Corporate Secretary

*Print name and title of the signing officer under his signature

ASSOCIATED BANC-CORP

Exhibit Index to Current Report on Form 8-K

Exhibit
Number
99.1 News Release dated January 24, 2007